As filed with the Securities and Exchange Commission on August 26, 2002

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOODY’S FAMILY CLOTHING, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	62-0793974 (I.R.S. Employer Identification Number)

400 Goody’s Lane
Knoxville, Tennessee 37922
(Address of principal executive offices) (Zip Code)

AMENDED AND RESTATED GOODY’S FAMILY CLOTHING, INC.
DISCOUNTED STOCK OPTION PLAN FOR DIRECTORS

AMENDED AND RESTATED GOODY’S FAMILY CLOTHING, INC.
1997 STOCK OPTION PLAN

(Full title of the plan)

With a copy to:

Regis Hebbeler, Esq., General Counsel
Goody’s Family Clothing, Inc.
400 Goody’s Lane
Knoxville, Tennessee 37922
(865) 966-2000

(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate	Amount of
to be registered	registered(1)	share(2)	offering price	registration fee(2)

Common Stock, no par value per share	1,700,000 shares	$5.20	$8,840,000	$813.28

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of $5.20 per share, the average of the high and low prices per share of the Common Stock as quoted on The Nasdaq Stock Market on August 20, 2002.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
OPINION OF SWIDLER BERLIN SHEREFF FRIEDMAN LLP
CONSENT OF DELOITTE & TOUCHE LLP

Statement Under General Instruction E

Registration of Additional Securities

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 200,000 shares of common stock, no par value (the “Common Stock”), of Goody’s Family Clothing, Inc., a Tennessee corporation (the “Registrant”), to be issued pursuant to the Registrant’s Amended and Restated Discounted Stock Option Plan for Directors (the “Directors Plan”) and an additional 1,500,000 shares of Common Stock to be issued pursuant to the Registrant’s Amended and Restated 1997 Stock Option Plan (the “1997 Plan”).

     Pursuant to General Instruction E to Form S-8, the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Directors Plan (Commission No. 33-68520) and the Registrant’s Registration Statement on Form S-8 previously filed with the Commission relating to the 1997 Plan (Commission No. 333-32357) are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The following exhibits are filed as part of this registration statement:

Exhibit Number	Document

4.1	Goody’s Family Clothing, Inc. Amended and Restated Discounted Stock Option Plan for Directors (incorporated by reference from the Registrant’s definitive Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Shareholders filed with the Commission on May 17, 2002)

4.2	Goody’s Family Clothing, Inc. Amended and Restated 1997 Stock Option Plan (incorporated by reference from the Registrant’s definitive Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Shareholders filed with the Commission on May 17, 2002)

5.1	Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on August 23, 2002.

GOODY’S FAMILY CLOTHING, INC.

By:	/s/ Robert M. Goodfriend
Name: Robert M. Goodfriend Title: Chairman, Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Robert M. Goodfriend and Edward R. Carlin, and each of them (with full power of each of them to act alone), his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his/her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert M. Goodfriend Robert M. Goodfriend	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 23, 2002

/s/ Lana Cain Krauter Lana Cain Krauter	President and Chief Merchandising Officer	August 23, 2002

/s/ Edward R. Carlin Edward R. Carlin	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	August 23, 2002

/s/ David G. Peek David G. Peek	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 23, 2002

/s/ Samuel J. Furrow Samuel J. Furrow	Director	August 23, 2002

/s/ Robert F. Koppel Robert F. Koppel	Director	August 23, 2002

/s/ Irwin L. Lowenstein Irwin L. Lowenstein	Director	August 23, 2002

/s/ Cherly L. Turnbull Cheryl L. Turnbull	Director	August 23, 2002

GOODY’S FAMILY CLOTHING, INC.
FORM S-8
REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit Number	Document

4.1	Goody’s Family Clothing, Inc. Amended and Restated Discounted Stock Option Plan for Directors (incorporated by reference from the Registrant’s definitive Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Shareholders filed with the Commission on May 17, 2002)

4.2	Goody’s Family Clothing, Inc. Amended and Restated 1997 Stock Option Plan (incorporated by reference from the Registrant’s definitive Proxy Statement on Schedule 14A for the 2002 Annual Meeting of Shareholders filed with the Commission on May 17, 2002)

5.1	Opinion of Swidler Berlin Shereff Friedman, LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page to this Registration Statement)